UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 25, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

TXU ELECTRIC DELIVERY COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    AMENDMENT TO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2005 (the “Release Date”), TXU Electric Delivery Company (the “Company”) delivered to the trustee (“Indenture Trustee”) under the 2002 Indenture for its Senior Secured Notes (the “Indenture”) a supplemental indenture, which was executed by the Indenture Trustee, that invoked the fall-away provision of the Indenture. Consequently, effective as of the Release Date, the lien associated with the Indenture was released and all of the outstanding series of Senior Secured Notes became unsecured obligations of the Company ranking equally with all of the Company’s other unsecured obligations.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On the Release Date, the Indenture Trustee returned to the Company all of the First Mortgage Bonds that were held by the Indenture Trustee to serve as collateral for the Indenture. Upon receipt of these First Mortgage Bonds the Company no longer had any First Mortgage Bonds outstanding. As a result, on the Release Date, the Company delivered to the trustee (“Mortgage Trustee”) under the 1983 Mortgage (“Mortgage”) a supplemental indenture, which was executed by the Mortgage Trustee, that discharged the Mortgage.

ITEM 3.03.    MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.01. of this Form 8-K is hereby incorporated into this Item 3.03. by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description

10.1	Supplemental Indenture No. 1, dated October 25, 2005 between TXU Electric Delivery Company and The Bank of New York.

10.2	Instrument of Satisfaction and Discharge, dated October 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President & Controller

TXU ELECTRIC DELIVERY COMPANY

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President & Controller

Dated: October 31, 2005

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